                                                                    EXHIBIT 99.1



  IDEX REPORTS RECORD SECOND QUARTER ORDERS, SALES AND NET INCOME; DOUBLE-DIGIT ORGANIC SALES GROWTH ACROSS ALL BUSINESS SEGMENTS; THIRD CONSECUTIVE QUARTER
                     OF DOUBLE-DIGIT BASE SALES IMPROVEMENT


NORTHBROOK, IL, JULY 21-IDEX CORPORATION (NYSE:IEX) today announced record financial results for the three months ended June 30, 2005. Orders were up 18 percent, sales increased 16 percent and net income rose 27 percent to an all-time high of $28.9 million. Diluted earnings per share were 55 cents versus 44 cents in the year-ago period.


SECOND QUARTER 2005 HIGHLIGHTS
     o Orders were a record $272.0 million, 18 percent higher than a year ago; base business orders, excluding acquisitions and foreign currency translation, were up 13 percent.
     o Sales of $271.8 million also set a new record and rose 16 percent; base business sales, excluding acquisitions and foreign currency translation, were up 11 percent.
     o Gross margins improved 90 basis points to 41.1 percent of sales, while operating margins at 17.7 percent were 70 basis points higher than a year ago.
     o    Net income increased 27 percent to a record $28.9 million.
     o Diluted EPS at 55 cents was 11 cents ahead of the second quarter of 2004.
     o EBITDA of $56.2 million was 20.7 percent of sales and covered interest expense by more than 14 times.
     o    Debt-to-total capitalization was 20 percent.
     o    Free cash flow was strong at $30.7 million and 1.1 times net income.
     o Operational excellence initiatives continue to fuel product innovation to drive growth.


--------------------------------------------------------------------------------
"We are delighted with our results for the second quarter and first six months of 2005. Our business units continue to deliver profitable sales growth as a result of new product and technology initiatives and our never-ending commitment to operational excellence. During the second quarter, we achieved record orders, sales, and net income, as well as our 14th consecutive quarter of year-over-year gross margin improvement. The quarter also marked our 12th consecutive quarter of year-over-year earnings growth and our 11th consecutive quarter of year-over-year base sales growth. This is now the third straight quarter that we have generated double-digit base sales improvement. During the quarter, all three business segments experienced double-digit organic sales growth. As we move forward, we remain focused on the voice of our customer, while using the powerful combination of continuous process improvement and new product innovation to drive our future performance."

                                       Lawrence D. Kingsley
                                       President and Chief Executive Officer
--------------------------------------------------------------------------------

SECOND QUARTER FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

                                                               FOR THE QUARTER ENDED
                                                     JUNE 30                            March 31
                                                2005         2004       Change      2005        Change
                                                ----         ----       ------      ----        ------
ORDERS WRITTEN                                $ 272.0      $ 230.7        18%     $ 266.6         2%
SALES                                           271.8        233.6        16        252.1         8
OPERATING INCOME                                 48.1         39.8        21         40.7        18
OPERATING MARGIN                                 17.7%        17.0%       70 bp      16.1%      160 bp
NET INCOME                                    $  28.9      $  22.8        27%     $  23.6        22%
DILUTED EPS                                       .55          .44        25          .45        22

OTHER DATA
    - Income before Taxes                     $  44.6      $  36.0        24%     $  36.9        21%
    - Depreciation and Amortization               7.8          7.8         -          7.9        (1)
    - Interest                                    3.8          3.6         5          3.9        (2)
    - EBITDA                                     56.2         47.4        19         48.7        15
    - Cash Flow from Operating Activities        36.9         32.7        13         16.3       127
    - Capital Expenditures                        6.2          4.4        40          5.7         8
    - Free Cash Flow                             30.7         28.3         9         10.6       191

Q2 ORDERS, SALES, NET INCOME AND EPS UP YEAR-OVER-YEAR AND SEQUENTIALLY
New orders in the quarter totaled a record $272.0 million, 18 percent higher than the same period in 2004 and up 2 percent sequentially. Excluding the impact of foreign currency translation and acquisitions, orders were 13 percent higher than the second quarter of 2004. As of June 30, 2005, the company had an unfilled order backlog of just over one month's sales.

Record sales in the 2005 second quarter of $271.8 million rose 16 percent from the prior year period and were up 8 percent sequentially. Compared with last year, base business shipments grew 11 percent, acquisitions accounted for a 3 percent improvement, and foreign currency translation added 2 percent. Base business sales grew 16 percent domestically and 6 percent internationally during the quarter. Sales to international customers from base businesses represented approximately 44 percent of total sales for the second quarter of 2005 versus 46 percent in the year-ago quarter.

Second quarter 2005 gross margin of 41.1 percent of sales was 90 basis points higher than last year's second quarter and 70 basis points higher than the first quarter of 2005. This improvement reflects volume leverage and savings realized from the company's Six Sigma, Lean Manufacturing and global sourcing initiatives. Selling, general and administrative (SG&A) expense as a percent of sales increased slightly from the second quarter of 2004 to 23.4 percent. Total SG&A expenses increased due to acquisitions, higher volume, and reinvestment in the business to drive organic growth. Second quarter 2005 operating margin of
17.7 percent of sales was 70 basis points higher than the second quarter of 2004 and 160 basis points ahead of the first quarter of 2005.

Net income of $28.9 million was a new record and increased 27 percent over the second quarter of 2004 and 22 percent sequentially. Diluted earnings per share of 55 cents improved 11 cents from the second quarter of 2004 and were up 10 cents from the first quarter of 2005.

YEAR-TO-DATE FINANCIAL RESULTS
(In millions, except per share amounts and percentages)

                                                 SIX  MONTHS ENDED JUNE 30
                                                2005         2004      Change
                                                ----         ----      ------
ORDERS WRITTEN                                $ 538.6      $ 468.6       15%
SALES                                           523.8        448.2       17
OPERATING INCOME                                 88.8         71.1       25
OPERATING MARGIN                                 17.0%        15.9%     110 bp
NET INCOME                                    $  52.6      $  40.5       30%
DILUTED EPS                                      1.00          .79       27

OTHER DATA
    - Income before Taxes                     $  81.5      $  63.8       28%
    - Depreciation and Amortization              15.7         15.4        2
    - Interest                                    7.7          7.1        9
    - EBITDA                                    104.9         86.3       22
    - Cash Flow from Operating Activities        53.2         52.2        2
    - Capital Expenditures                       11.9          9.8       22
    - Free Cash Flow                             41.3         42.4       (3)

FIRST HALF ORDERS, SALES, NET INCOME AND EPS AHEAD OF LAST YEAR
New orders for the first six months totaled $538.6 million, 15 percent higher than the first six months of last year. Excluding the impact of foreign currency translation and acquisitions, orders were 9 percent higher in the first six months of 2005 than in 2004.

Sales for the first six months of 2005 increased 17 percent to $523.8 million from $448.2 million a year earlier. Base business sales rose 11 percent, acquisitions accounted for a 4 percent improvement, and foreign currency translation added 2 percent. Base business sales grew 13 percent domestically and were up 8 percent internationally during the first six months of 2005. Sales to international customers from base businesses represented approximately 45 percent of total sales for the first six months of 2005 versus 46 percent for the same period last year.

First half operating margins were 17.0 percent, 110 basis points higher than the
15.9 percent reported in the prior-year period. This improvement reflects volume leverage, along with a 70-basis point improvement in gross margin to 40.8 percent, resulting mainly from the company's global sourcing, Six Sigma and Lean Manufacturing initiatives. Selling, general and administrative expenses as a percent of sales decreased by 40 basis points from the first half of 2004. Higher total SG&A expenses reflect acquisitions, volume-related expenses, and reinvestment in the business to drive organic growth.

Year-to-date net income of $52.6 million increased 30 percent compared to 2004. Diluted earnings per share of $1.00 rose 21 cents, or 27 percent, from the 79 cents recorded for the first half of 2004.

SEGMENT RESULTS
For the second quarter of 2005, Pump Product sales of $158.3 million rose 18 percent, reflecting 12 percent base business growth, a 1 percent favorable impact from foreign currency translation, and a 5 percent increase due to acquisitions. Operating margin of 17.9 percent represented a 60-basis point operating margin improvement compared with the second quarter of 2004.

Dispensing Equipment sales of $53.1 million rose 16 percent, reflecting a 12 percent increase in base business growth and 4 percent favorable foreign currency translation. Operating margin of 24.9 percent represented a 20-basis point operating margin improvement compared to the year-ago quarter.

Sales of Other Engineered Products during the second quarter totaled $61.2 million, an increase of 12 percent, reflecting 10 percent base business growth, 1 percent favorable foreign currency translation, and a 1 percent increase due to acquisitions. Operating margin of 22.9 percent represented a 290-basis point operating margin improvement compared with the year-ago quarter.

Year-to-date, the Pump Products Group contributed 58 percent of sales and 51 percent of operating income; the Dispensing Equipment Group accounted for 20 percent of sales and 24 percent of operating income; and Other Engineered Products represented 22 percent of sales and 25 percent of operating income.

STRONG FINANCIAL POSITION
IDEX ended the second quarter with total assets of $1.2 billion and working capital of $134.5 million. Total debt decreased $35.3 million during the first six months of 2005 to $190.1 million. Free cash flow (cash flow from operating activities less capital expenditures) for the first half of 2005 was $41.3 million. Year-to-date, EBITDA (earnings before interest, taxes, depreciation and amortization) totaled $104.9 million (20.0 percent of sales) and covered interest expense by more than 13 times. Debt-to-total capitalization at June 30, 2005, was 20 percent.

PROGRESS CONTINUES ON OPERATIONAL EXCELLENCE AND INNOVATION INITIATIVES
"We're driving operational excellence to reduce cost, improve efficiency and leverage our plant investment," Kingsley said. "Our ongoing commitment to operational excellence enables us to better serve the needs of our customers and expand margins. Our ability to improve efficiency also allows our business units to spend more time developing new products and new markets, which will result in sustainable growth opportunities. We have embraced the innovation and growth concepts of stretch thinking, voice of the customer and the Six Sigma- based design principles.

"We're pleased with our progress during the quarter," Kingsley continued. "Our margin expansion is evidence that our operational excellence strategy is working. Second quarter gross margins of 41.1 percent improved 90 basis points versus last year's second quarter and 70 basis points sequentially. Year-to-date savings from our operational excellence tools of Lean and Six Sigma totaled $5.4 million. Through the first six months of 2005, the net savings from our global sourcing initiatives totaled $6.6 million, a reduction of 25 percent over prior sources. Year-to-date, the percentage of sales derived from new products introduced over the last three years was 20 percent."

2005 OUTLOOK
"We are encouraged by our recent performance and working very hard to build on our business momentum as we move into the second half of 2005," Kingsley said. "Our emphasis on new product innovation and continuous process improvement is clearly delivering top- and bottom-line growth. We are most excited about the number of new business opportunities generated during the quarter. Our growth capability, coupled with our developing know-how for applying the most advanced mixed model operational excellence tools, will continue to enhance our ability to drive operating performance. We are well positioned to meet our customers' emerging needs for applied engineering solutions anywhere in the world."

CONFERENCE CALL TO BE BROADCAST OVER THE INTERNET
IDEX will broadcast its second quarter earnings conference call over the Internet on Thursday, July 21, 2005 at 1:30 p.m. CDT. President and Chief Executive Officer Larry Kingsley and Vice President and Chief Financial Officer Dominic Romeo will discuss the company's recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the presentation, which will be carried live on its Web site at www.idexcorp.com. Those who wish to listen should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event, or download the correct application at no charge. Investors also will be able to hear a replay of the call by dialing 800.642.1687 or 706.645.9291 using conference ID #6904116.

A NOTE ON EBITDA AND FREE CASH FLOW
EBITDA means earnings before interest, income taxes, depreciation and amortization, while free cash flow means cash flow from operating activities less capital expenditures. Management uses these non-GAAP financial measures as internal operating metrics. Management believes these measures are useful as analytical indicators of leverage capacity and debt servicing ability, and uses them to measure financial performance as well as for planning purposes. However, they should not be considered as alternatives to net income, cash flow from operating activities or any other items calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definitions of EBITDA and free cash flow used here may differ from those used by other companies.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements may relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "management believes," "the company believes," "the company intends," and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX's results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.



ABOUT IDEX
IDEX Corporation is the world leader in fluid-handling technologies for positive displacement pumps and metering products, dispensing equipment for color formulation, and other highly engineered products including fire suppression equipment, rescue tools and engineered band clamping systems. Its products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX".

  FOR FURTHER INFORMATION ON IDEX CORPORATION AND ITS BUSINESS UNITS, VISIT THE
                     COMPANY'S WEB SITE AT WWW.IDEXCORP.COM.

IDEX CORPORATION
ADD -6-

                                IDEX CORPORATION
                 CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                      SECOND QUARTER ENDED         SIX MONTHS ENDED
                                                            JUNE 30, (a)             JUNE 30, (a)
                                                         2005        2004          2005         2004
-------------------------------------------------------------------------------------------------------
NET SALES                                             $ 271,758    $ 233,590     $ 523,816    $ 448,190
COST OF SALES                                           160,109      139,667       310,210      268,537
-------------------------------------------------------------------------------------------------------
GROSS PROFIT                                            111,649       93,923       213,606      179,653
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             63,517       54,109       124,779      108,553
-------------------------------------------------------------------------------------------------------
OPERATING INCOME                                         48,132       39,814        88,827       71,100
OTHER INCOME (EXPENSE) - NET                                245         (235)          375         (224)
INTEREST EXPENSE                                          3,806        3,619         7,685        7,055
-------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                               44,571       35,960        81,517       63,821
PROVISION FOR INCOME TAXES                               15,638       13,126        28,939       23,295
-------------------------------------------------------------------------------------------------------
NET INCOME                                            $  28,933    $  22,834     $  52,578    $  40,526
=======================================================================================================


EARNINGS PER COMMON SHARE:

BASIC EARNINGS PER COMMON SHARE                       $     .57    $     .46     $    1.03    $     .81

DILUTED EARNINGS PER COMMON SHARE                     $     .55    $     .44     $    1.00    $     .79
=======================================================================================================


SHARE DATA:

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         50,963       50,060        50,821       49,768

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       52,641       52,037        52,484       51,578
=======================================================================================================


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                       JUNE 30,     DECEMBER 31,
                                                       2005 (a)       2004 (a)
--------------------------------------------------------------------------------
ASSETS
  CURRENT ASSETS
    CASH AND CASH EQUIVALENTS                       $      8,787    $      7,274
    RECEIVABLES - NET                                    144,096         119,567
    INVENTORIES                                          126,670         126,978
    OTHER CURRENT ASSETS                                  11,408           7,419
--------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                               290,961         261,238
  PROPERTY, PLANT AND EQUIPMENT - NET                    148,318         155,602
  GOODWILL - NET                                         695,129         713,619
  INTANGIBLE ASSETS - NET                                 28,949          29,545
  OTHER NONCURRENT ASSETS                                 28,665          26,288
--------------------------------------------------------------------------------
      TOTAL ASSETS                                  $  1,192,022    $  1,186,292
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
    TRADE ACCOUNTS PAYABLE                          $     80,915    $     71,405
    DIVIDENDS PAYABLE                                      6,150           6,105
    ACCRUED EXPENSES                                      69,381          70,745
--------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                          156,446         148,255
  LONG-TERM DEBT                                         190,066         225,317
  OTHER NONCURRENT LIABILITIES                           100,130          99,115
--------------------------------------------------------------------------------
      TOTAL LIABILITIES                                  446,642         472,687
  SHAREHOLDERS' EQUITY                                   745,380         713,605
--------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $  1,192,022    $  1,186,292
================================================================================

         SEE FOLLOWING PAGE FOR NOTES TO CONDENSED FINANCIAL STATEMENTS.

                                     -more-

IDEX CORPORATION
ADD -7-

                                IDEX CORPORATION
                COMPANY AND BUSINESS GROUP FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)


                                            SECOND QUARTER ENDED            SIX MONTHS ENDED
                                                JUNE 30, (a)                  JUNE 30, (a)
                                           2005            2004           2005             2004
---------------------------------------------------------------------------------------------------
PUMP PRODUCTS
  NET SALES                            $    158,300    $    133,971    $    304,598    $    255,181
  OPERATING INCOME (b)                       28,413          23,150          52,744          41,950
  OPERATING MARGIN                             17.9 %          17.3 %          17.3 %          16.4 %
  DEPRECIATION AND AMORTIZATION        $      4,054    $      4,318    $      8,180    $      8,177
  CAPITAL EXPENDITURES                        4,107           2,868           7,691           6,601

DISPENSING EQUIPMENT
  NET SALES                            $     53,117    $     45,899    $    104,444    $     87,518
  OPERATING INCOME (b)                       13,230          11,346          24,808          19,242
  OPERATING MARGIN                             24.9 %          24.7 %          23.8 %          22.0 %
  DEPRECIATION AND AMORTIZATION        $      1,298    $      1,404    $      2,596    $      2,834
  CAPITAL EXPENDITURES                          903             765           1,854           1,416

OTHER ENGINEERED PRODUCTS
  NET SALES                            $     61,199    $     54,440    $    116,771    $    106,884
  OPERATING INCOME (b)                       13,988          10,882          25,549          21,551
  OPERATING MARGIN                             22.9 %          20.0 %          21.9 %          20.2 %
  DEPRECIATION AND AMORTIZATION        $      1,487    $      1,671    $      3,051    $      3,103
  CAPITAL EXPENDITURES                          995             678           1,786           1,522

COMPANY
  NET SALES                            $    271,758    $    233,590    $    523,816    $    448,190
  OPERATING INCOME                           48,132          39,814          88,827          71,100
  OPERATING MARGIN                             17.7 %          17.0 %          17.0 %          15.9 %
  DEPRECIATION AND AMORTIZATION (c)    $      7,784    $      7,757    $     15,661    $     15,385
  CAPITAL EXPENDITURES                        6,160           4,411          11,867           9,759

---------------------------------------------------------------------------------------------------

(a) Includes acquisitions of Systec (April 2004) and Scivex (May 2004) in the Pump Products Group and Dinglee (July 2004) in the Other Engineered Products Group from the dates of acquisition.

(b)   Group operating income excludes unallocated corporate operating expenses.

(c)   Excludes amortization of debt issuance expenses.